SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2002

FORTUNE NATURAL RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-12334	95-4114732
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.

515 W. Greens Road, Suite 720, Houston, Texas 77067
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 872-1170
Registrant's telecopier number, including area code: (281) 872-1213

                                     N/A
(Former name or former address, if changed since last report)

Item 5. Other Items

        JANUARY 14, 2002 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today announced that Ronald P. Nowak has joined the Company as President and Chief Operating Officer, and Tyrone J. Fairbanks has been elevated to Chairman and remains CEO. In addition, the Company has undertaken various steps anticipated to decrease the Company’s General & Administrative and Overhead expenses for the year 2002 by approximately 44% over the 2001 level.

Changes in Management

        The senior management changes and additions are as follows:

        Tyrone J. Fairbanks becomes Chairman and continues as Chief Executive Officer. Mr. Fairbanks will also be the Company's acting Chief Financial Officer.

        Ronald P. Nowak joins the Company as President and Chief Operating Officer. Mr. Nowak has over 23 years of professional experience in oil and gas exploration and has served in executive positions with other publicly traded oil and gas exploration companies. Most recently, Mr. Nowak served as President and Chief Operating Officer of Trans Texas Gas Corporation (1999-2001) and President, Chief Executive Officer and Director of 3DX Technologies, Inc. (1998-1999). Prior to 3DX, Mr. Nowak served as YPF/Maxus Corporation's Manager of its United States Exploration Program. During his exploration career, Mr. Nowak has served in various technical positions of increasing responsibility and management for Exxon, Amerada Hess and ARCO.

        Dean W. Drulias, formerly Executive Vice President and in-house General Counsel through December 31, 2001, will continue as a Director and Corporate Secretary of the Company. He will also serve the Company on a contractual basis as outside legal counsel, as needed.

        J. Michael Urban, formerly Vice President and Chief Financial Officer through December 31, 2001, will no longer be an officer or employee of the Company.

        Mr. Fairbanks, Chairman and CEO stated, “While it is always difficult to implement an expense reduction program that includes layoffs, especially people of such high quality and talent like Dean and Mike, it was important to make these choices to restructure management in order to have an opportunity to meet our goals for the coming years.” Mr. Fairbanks added, “We welcome Ron, who is an extraordinary talent and a proven hydrocarbon finder. He brings a wealth of professional experience at all levels in the oil and gas exploration industry, and is an effective leader of technical exploration and operating staffs.” Mr. Fairbanks concluded, “Ron’s technical background in both geology and geophysics, his management experience in operations and directing E&P programs, and finally his proven impact to companies in reserve growth are the ideal credentials for his new role to help Fortune grow and achieve its goals.”

Reductions to General & Administrative and Overhead Expense and Guidance

        Fortune has implemented a plan to attempt to reduce General & Administrative and Overhead Expenses by 44% in 2002 over 2001 levels. The Company anticipates reporting that its total G&A and overhead expenses for 2001 were approximately $1.25 million. The Company believes that amount can be reduced to approximately $700,000 in 2002. A major portion of those reductions took effect at January 1, 2002 and other reductions are anticipated over the course of the year if and as needed.

        FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune’s control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune’s most recent Annual Report on Form 10-KSB, as well as other filings with the Securities and Exchange Commission. There can be no assurance that Fortune will be successful in meeting its expectations.

************

Company Contact: Tyrone J. Fairbanks
Chairman and CEO
(281) 872-1170

Item 7. Financial Statements and Exhibits

        None

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORTUNE NATURAL RESOURCES CORPORATION
By: /s/ Ronald P. Nowak
Ronald P. Nowak President and Chief Operating Officer

Date:   January 14, 2002